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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): June 22, 2001

                            ______________________

                        COMMISSION FILE NUMBER 0-26476

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
NEVADA                                              SAFESCIENCE, INC.               33-0231238
(State of other jurisdiction of incorporation or    (Exact name of registrant as    (I.R.S. Employer
organization)                                       specified in its charter)       Identification No.)
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         31 St. James Avenue, Boston, Massachusetts                  02116
     ------------------------------------------------------     ---------------
       (Address of principal executive officers)                   (Zip Code)

      Registrant's telephone number, including area code  (617) 422-0674

                            ______________________

                                Not Applicable
         --------------------------------------------------------------
         (Former name or former address, if changed since last report)
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ITEM 5.    OTHER EVENTS

     On June 22, 2001, SafeScience, Inc. ("SafeScience") entered into a definitive stock purchase agreement with Elan International Services, Ltd. and Elan Corporation, plc. (together "Elan") for the sale of certain securities of SafeScience to Elan International Service, Ltd. and on June 29, 2001 entered into definitive joint venture agreements with Elan to form a joint venture to further advance GBC-590, SafeScience's lead drug candidate, which is now in Phase II clinical trials for colorectal and pancreatic cancer. The transactions with Elan are scheduled to close on or about July 10, 2001.

     Elan will invest $5,000,000 for use by SafeScience for general corporate purposes and $12,015,000 for use by SafeScience to purchase its equity investment in the joint venture. The $5,000,000 investment will be in the form of 2,700,000 shares of SafeScience common stock, 1,116.79 shares of SafeScience Series C fixed-price, non-voting, non-dividend bearing preferred stock, convertible into 1,116,790 shares of common stock after two years and a warrant to purchase 381,679 shares of SafeScience common stock exercisable for a period of five years at an exercise price of $2.43 per share. The $12,015,000 investment by Elan will be in the form of SafeScience Series A preferred stock, a fixed-price convertible, exchangeable non-voting instrument bearing a 7% dividend payable-in-kind. The Series A preferred stock, at Elan's election, is
(i) convertible into SafeScience common stock or (ii) exchangeable into 30.1% additional equity in the joint venture which will be transferred from the equity initially issued to SafeScience. The Series A preferred stock is redeemable at the end of 6 years by SafeScience if it has not been previously converted or exchanged by Elan, at SafeScience's election, for cash or SafeScience common stock.

     SafeScience will purchase 100% of the common stock of the joint venture for $7.5 million and 60.2% of the joint venture's convertible preferred stock for $4,515,000 (totaling 80.1% of the fully-diluted shares in the joint venture) and Elan will purchase 39.8% of the joint venture's convertible preferred stock (or 19.9% of the fully-diluted shares in the joint venture) for $2,985,000. If Elan were to exchange its SafeScience Series A convertible exchangeable preferred stock for the convertible preferred stock of the joint venture held by SafeScience, Elan would own 50% of the fully-diluted equity interest in the joint venture.

     SafeScience will sublicense to the joint venture its intellectual property related to GBC-590 for use in the field of oncology. Elan will license proprietary oral drug delivery technology to the joint venture in consideration of $15 million to develop an oral formulation of GBC-590.

     SafeScience and Elan will be obligated to fund the joint venture's research and development according to their respective equity holdings in the joint venture. Based on current equity ownership in the joint venture, Elan will provide the joint venture with up to $2,388,000 and will provide SafeScience with access to a funding facility of up to $9,612,000 to fund SafeScience's portion of the research and development funding. The proceeds of the facility are restricted to the funding of SafeScience's portion of the joint venture's costs and will be available to SafeScience through the purchase by Elan of SafeScience's Series B Preferred Stock, a fixed-priced convertible instrument. The Series B Preferred Stock will be non-voting, bear a 7% dividend payable-in-kind and be convertible into SafeScience common stock.
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     Although the transaction with Elan could be deemed to require shareholder approval under Nasdaq rules, Nasdaq rules provide an exemption from shareholder approval requirements where the delay in securing shareholder approval would seriously jeopardize the financial viability of a company. Having reviewed SafeScience's financial condition and the time necessary to procure shareholder approval, the Audit Committee of SafeScience's Board of Directors has approved SafeScience's reliance upon this exemption. Nasdaq has determined that an exception from the shareholder approval requirement is warranted, therefore SafeScience will not be seeking shareholder approval for the transaction with Elan.

     SafeScience will pay certain brokers and advisors at closing an aggregate of $450,000 in cash and warrants to purchase 200,000 shares of common stock at an exercise price of 110% of the closing price of SafeScience's common stock on the date the transaction is closed.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

Exhibit Number                          Description
--------------                          -----------

  4.1 Form of Certificate of Designations, Preferences and Rights of Series A, Series B and Series C Preferred Stock of SafeScience, Inc.

  10.1 Securities Purchase Agreement dated June 22, 2001 between SafeScience, Inc. and Elan International Services, Ltd.

  10.2 Subscription, Joint Development and Operating Agreement dated as of June 29, 2001 among Elan Corporation, plc., Elan International Services, Ltd., SafeScience, Inc. and SafeScience Newco, Ltd. (portions of this exhibit are omitted and were filed separately with the Securities and Exchange Commission pursuant to the Company's application requesting confidential treatment in accordance with Rule 24b-2 as promulgated under the Securities Exchange Act of 1934, as amended).

  10.3 SafeScience License Agreement dated as of June 29, 2001 between SafeScience, Inc. and SafeScience Newco, Ltd. (portions of this exhibit are omitted and were filed separately with the Securities and Exchange Commission pursuant to the Company's application requesting confidential treatment in accordance with Rule 24b-2 as promulgated under the Securities Exchange Act of 1934, as amended).

  10.4 Elan License Agreement dated as of June 29, 2001 between Elan Corporation, plc. and SafeScience Newco, Ltd. (portions of this exhibit are omitted and were filed separately with the Securities and Exchange Commission pursuant to the Company's application requesting confidential treatment in accordance with Rule 24b-2 as promulgated under the Securities Exchange Act of 1934, as amended).
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  10.5              SafeScience Registration Rights Agreement dated as of
                    June 29, 2001 between SafeScience, Inc. and Elan International Services, Ltd.

  10.6 SafeScience Newco Registration Rights Agreement dated as of June 29, 2001 among SafeScience Newco, Ltd., SafeScience, Inc. and Elan International Services, Ltd.

  10.7 Form of Warrant dated July __, 2001 to be issued to Elan International Services, Ltd.
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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  June 29, 2001         By:  /s/ Bradley J. Carver
                                  ------------------------------------
                                  Bradley J. Carver
                                  President and Chief Executive Officer